Exhibit 10.9

THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$308,720	28 February , 2020
San Mateo, California

For value received, Nocimed, Inc., a Delaware corporation (the “Company”), promises to pay to NuVasive, Inc. (the “Holder”), the principal sum of Three Hundred Eight Thousand Seven Hundred Twenty ($308,720). Interest shall accrue from the date of this Convertible Promissory Note (this “Note”) on the unpaid principal amount at a rate equal to 10.00% per annum, computed as simple interest on the basis of a year of 365 days. If a Change of Control or the Next Equity Financing (as such terms are defined herein) is consummated, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the signing of the definitive agreement for such Change of Control or Next Equity Financing. This Note is subject to the following terms and conditions.

1. Basic Terms.

(a)               Maturity. While this Note is outstanding, principal and any accrued but unpaid interest under this Note shall be due and payable upon demand of the Holder at any time after December 31, 2020 (the “Maturity Date”). Subject to Section 2 below, interest shall accrue on this Note and shall be due and payable with each installment of principal. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

(b)              Series of Notes. This Note is one of a series of Subordinated Convertible Promissory Notes containing substantially identical terms and conditions issued pursuant to that certain Subordinated Convertible Promissory Note and Warrant Purchase Agreement dated February __, 2020 (the “Purchase Agreement”). Such Notes are referred to herein as the “Notes,” the holders thereof are referred to herein as the “Holders,” and the Holders of at least a majority of the aggregate unpaid principal amount of the Notes are referred to herein as the “Majority Holders,” The Company shall maintain a ledger of all Holders. Capitalized terms not otherwise defined herein have the meaning given them in the Purchase Agreement.

4156-8092-7010.1

(c)              Securities. The Notes, the Warrants and the equity securities issuable upon conversion or exercise thereof are collectively referred to herein as the “Securities.”

(d)              Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder shall be applied to principal. The Company may: (i) prepay this Note at any time without penalty with the written consent of the Majority Holders; or (ii) pay principal of and interest on this Note at or after Maturity; provided that in either case all of the Notes shall be paid or prepaid on a pro rata basis.

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2.       Conversion.

(a)       Next Equity Financing Conversion. Outstanding principal of and (at each Holder’s option) any accrued but unpaid interest under this Note (the “Conversion Amount”) shall be converted into equity securities at the initial closing of the Company’s next sale of capital stock in a single transaction or a series of related transactions yielding gross proceeds to the Company of at least $10,000,000 (including conversion of the Notes and other outstanding convertible notes, safes or equity certificates) (the “Next Equity Financing”).

(i)                Terms of Conversion. If there is a Next Equity Financing before the termination of this instrument, the Company will automatically issue to the Holder a number of shares of Shadow Preferred Stock equal to the Conversion Amount divided by the Conversion Price.

(ii)              Documents. The issuance of shares upon such conversion shall be upon the terms and subject to the conditions applicable to the Next Equity Financing and the Company’s Certificate of Incorporation and Bylaws and other corporate governing documents, as determined by the Company and its investors in their sole discretion. In connection with such conversion of this Note, the Holder hereby agrees to execute and deliver to the Company all transaction documents related to the Next Equity Financing, including a purchase agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions (including a lock-up agreement in connection with an initial public offering).

(iii)             Definitions.

(1)               “Capital Stock” means the capital stock of the Company, including, without limitation, the “Common Stock” and the “Preferred Stock.”

(2)               “Capped Price” means the price per share equal to the Valuation Cap divided by the Company Capitalization.

(3)               “Company Capitalization” means the sum, as of immediately prior to the Next Equity Financing (or Change of Control), of: (i) all shares of Capital Stock (on an as-converted basis) issued and outstanding, assuming exercise or conversion of all outstanding vested and unvested options, warrants and other convertible securities, but excluding (A) this instrument, (B) all other Notes (or similar instruments), and (C) convertible equity certificates or safes; and (ii) all shares of Common Stock reserved and available for future grant under any equity incentive or similar plan of the Company, and/or any equity incentive or similar plan to be created or increased in connection with the Next Equity Financing.

(4)               “Conversion Price” means either: (i) the Capped Price or (ii) the Discount Price, whichever is less.

(5)               “Discount Price” means the price per share of the Standard Preferred Stock sold in the Next Equity Financing multiplied by the Discount Rate.

(6)               “Discount Rate” means 80.00%.

(7)               “Maturity Capitalization” means the number, as of immediately prior to the conversion pursuant to Section 2(b), of shares of Capital Stock (on an as-converted basis) outstanding, assuming exercise or conversion of all outstanding vested and unvested options, warrants and other convertible securities, but excluding: (i) shares of Common Stock reserved and available for future grant under any equity incentive or similar plan; (ii) this instrument; (iii) other Notes (or similar instruments); and (iv) convertible equity certificates or safes.

(8)               “Note Percentage” means 55% times a fraction, the numerator of which is the final, aggregate principal amount of the Notes and the denominator of which is $2,500,000.

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(9)            “Shadow Preferred Stock” means the shares of a series of Preferred Stock issued to the Holder in a Next Equity Financing, having the identical rights, privileges, preferences and restrictions as the shares of Standard Preferred Stock, other than with respect to: (i) the per share liquidation preference and the conversion price for purposes of price-based anti-dilution protection, which will equal the Conversion Price; and (ii) the basis for any dividend rights, which will be based on the Conversion Price.

(10)           “Standard Preferred Stock” means the shares of a series of Preferred Stock issued to the investors investing new money in the Company in connection with the initial closing of the Next Equity Financing.

(11)           “Valuation Cap” means $50,000,000.

(b)       Maturity Conversion. If the Next Equity Financing has not been consummated on or before the Maturity Date, the aggregate Conversion Amount of all outstanding Notes shall convert upon the election of the Majority Holders, delivered to the Company on or before the Maturity Date, into such number of shares of a next series of Preferred Stock of the Company (the “Maturity Conversion Preferred”) to be determined and described as a completely new Series of Preferred Stock (and not sub-class of existing any Series of Preferred Stock) identical to the current Series B-1 Preferred Stock subject to the following changes:

(1)           The principal of and accrued interest on all Notes shall convert into a number of shares of Maturity Conversion Preferred that represents the Note Percentage of a number of aggregate shares of capital stock equal to the sum of: (i) the Maturity Capitalization on an as converted to Common Stock basis; plus (ii) the number of shares of Maturity Conversion Preferred issued upon such conversion of all the Notes;

(2)           The conversion price and Original Issue Price per share of the Maturity Conversion Preferred (as used in the Company’s Amended and Restated Certificate of Incorporation) (the “Company Charter”) shall be equal to the quotient equal to: (i) the aggregate principal amount plus accrued but unpaid interest on all Notes; divided by (ii) the number of shares of Maturity Conversion Preferred issued upon conversion of such Notes pursuant to the preceding clause (1) of this Section 2(b);

(3)           In the event of a Liquidation Event (as defined in the Company Charter), the Maturity Conversion Preferred shares shall be entitled to be paid out of the assets of the Company legally available for distribution on a parri passu basis, prior and in preference to any distribution to the Series B-1 Preferred Stock, the Series B Preferred Stock, the Series A-4 Preferred Stock, the Series A-3 Preferred Stock, the Series A-2 Preferred Stock, the Series A-1 Preferred Stock, and any other shares of capital stock of the Company, on a parri passu basis, an amount per share equal to two times the Original Issue Price of the Maturity Conversion Preferred plus accrued but unpaid interest, and after payment in full of the Series B-1 Liquidation Preference, the Series B Liquidation Preference, the Series A-4 Liquidation Preference, the Series A-3 Liquidation Preference, the Series A-2 Liquidation Preference, and the Series A-1 Liquidation Preference (each as defined in the Company Charter), the remaining assets of the Company legally available for distribution in a Liquidation Event shall be distributed ratably to the holders of the Common Stock, the Series B-1 Preferred Stock, the Series B Preferred Stock, the Series A-4 Preferred Stock, the Series A-3 Preferred Stock, the Series A-2 Preferred Stock and the Series A-1 Preferred Stock, on an as if converted to Common Stock basis, provided that the Series B-1 Preferred Stock, the Series B Preferred Stock, the Series A-4 Preferred Stock, the Series A-3 Preferred Stock, the Series A-2 Preferred Stock and the Series A-1 Preferred Stock Series B-1 Preferred Stock shall be subject to the Series B-1 Liquidation Preference Cap, the Series B Liquidation Preference Cap, the Series A-4 Liquidation Preference Cap, the Series A-3 Liquidation Preference Cap, the Series A-2 Liquidation Preference Cap and the Series A-1 Liquidation Preference Cap, respectively, all in accordance with the Company Charter;

(4)           The holders of a majority of the Maturity Conversion Preferred shall be entitle to elect two members of the Board of Directors;

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(5)           The holders of the requisite numbers of shares of Series B-1 Preferred Stock, Series B Preferred Stock, Series A-4 Preferred Stock, Series A-3 Preferred Stock, Series A-2 Preferred Stock and Series A-1 Preferred Stock necessary to waive any applicable price-based anti-dilution rights as to each such series of Preferred Stock resulting from the issuance of the Maturity Conversion Preferred and each such series of Preferred Stock shall no longer have any price-based anti-dilution rights with respect to those shares of Series B-1 Preferred Stock, Series B Preferred Stock, Series A-4 Preferred Stock, Series A-3 Preferred Stock, Series A-2 Preferred Stock and Series A-1 Preferred Stock;

(6)           Any and all redemption rights set forth in Section 5 of the Company Charter held by the Series B-1 Preferred Stock and the Series B Preferred Stock shall be permanently waived and shall be eliminated and removed from the Company Charter;

(7)           Any and all rights under “Separate Vote of Series B Preferred and Series B-1 Preferred” as set forth in Section 2(b) of the Company Charter shall be permanently waived and shall be eliminated and removed from the Company Charter; and

(8)           The Amended and Restated Voting Agreement dated as of October 19, 2018 shall be amended to remove any specific rights of the holders of the Series B-1 Preferred Stock, the Series B Preferred Stock, the Series A-4 Preferred Stock, the Series A-3 Preferred Stock, the Series A-2 Preferred Stock and the Series A-1 Preferred Stock, individually or collectively to elect any specific director or directors.

3.                  Change of Control. In the event of a Change of Control (as defined below) prior to repayment or conversion in full of this Note, the outstanding principal and any accrued but unpaid interest on this Note shall become immediately due and payable prior to such Change of Control; provided that at the option of the Majority Holders, the Notes will convert into shares of the Company’s Common Stock at a price equal to the Discount Rate multiplied by the price per share of Common Stock paid at the Change of Control. In connection with a Change of Control intended to qualify as a tax-free reorganization, the Company may reduce the principal and interest payable to the Holders by the amount determined by its board of directors in good faith to be advisable for such Change of Control to qualify as a tax-free reorganization for U.S. federal income tax purposes, and in such case, the Holder will automatically receive the number of shares of Common Stock equal to the remaining unpaid principal and interest divided by the Discount Rate multiplied by the price per share of Common Stock paid at the Change of Control. The term “Change of Control” means (i) a sale of all or substantially all of the Company’s assets other than to an Excluded Entity (as defined below), (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, limited liability company or other entity other than an Excluded Entity, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of all of the Company’s then outstanding voting securities. Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if its purpose is to (A) change the jurisdiction of the Company’s incorporation, (B) create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction, or (C) obtain funding for the Company in a financing that is approved by the Company’s Board of Directors. An “Excluded Entity” means a corporation or other entity of which the holders of voting capital stock of the Company outstanding immediately prior to such transaction are the direct or indirect holders of voting securities representing at least a majority of the votes entitled to be cast by all of such corporation’s or other entity’s voting securities outstanding immediately after such transaction.

4.                  Mechanics and Effect of Conversion. In connection with any conversion of this Note, the Holder shall surrender this Note, duly endorsed, to the Company or any transfer agent of the Company, and shall deliver to the Company any other documentation reasonably required by the Company in connection with such conversion (including, in the event of a conversion of this Note into capital stock, the applicable transaction documents). The Company shall not be required to issue or deliver the capital stock or other property into which this Note may convert until the Holder has surrendered this Note to the Company and delivered to the Company such documentation. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

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5.                  Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

6.                  Subordination.

(a)               The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of the Company’s Senior Indebtedness. The Holder further agrees to execute a form of subordination agreement, as requested by any current or future lender to the Company, to effect the foregoing subordination. “Senior Indebtedness” shall mean the principal of and unpaid interest and premium, if any, on (i) indebtedness of the Company or with respect to which the Company is a guarantor, whether outstanding on the date hereof or hereafter created, to banks, insurance companies or other lending or thrift institutions regularly engaged in the business of lending money, whether or not secured and (ii) any deferrals, renewals or extensions or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness.

(b)               Upon any receivership, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangement which creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of the Company or in the event this Note shall be declared due and payable, (i) no amount shall be paid by the Company, whether in cash or property in respect of the principal of or interest on this Note at the time outstanding, unless and until the full amount of any Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the holder of this Note which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full all of the Senior Indebtedness then outstanding.

(c)               If an event of default has occurred with respect to any Senior Indebtedness, permitting the holder thereof to accelerate the maturity thereof, then unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note.

(d)               Nothing contained in this the preceding paragraphs shall impair, as between the Company and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder hereof the principal hereof and interest hereon as and when the same shall become due and payable, or shall prevent the Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law, all subject to the rights, if any, of the holders of Senior Indebtedness under the preceding paragraphs to receive cash or other properties otherwise payable or deliverable to the Holder pursuant to this Note.

7.                  Interest Rate Limitation. Notwithstanding anything to the contrary contained in this Note or the Purchase Agreement (the “Loan Documents”), the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal remaining owed under this Note or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Holder exceeds the Maximum Rate, the Holder may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.

8.                  Action to Collect on Note. If action is instituted to collect on this Note, the Company promises to pay all of the Holder’s costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

9.                  Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

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10.              Miscellaneous.

(a)               Governing Law. The validity, interpretation, construction and performance of this Note, and all acts and transactions pursuant hereto and the rights and obligations of the Company and Holder shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b)              Entire Agreement. This Note, together with the Purchase Agreement and the documents referred to therein, constitute the entire agreement and understanding between the Company and the Holder relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written between them relating to the subject matter hereof.

(c)               Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Majority Holders. Any amendment or waiver effected in accordance with this Section 10(c) shall be binding upon the Company, the Holder and each transferee of any Note.

(d)              Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Holder. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

(e)               Notices. Any notice, demand or request required or permitted to be given under this Note shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(f)               Counterparts. This Note may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company and the Registered Holder have executed this Stock Purchase Warrant as of the date first set forth above.

THE COMPANY:

NOCIMED, INC.

	By:	/s/ L. Brett Lanuti
L. Brett Lanuti
President & CEO

Address:
951 Mariners Island Blvd, Suite 300
San Mateo, California 94404
United States
Email: BLanuti@Nocimed.com

AGREED TO AND ACCEPTED:

THE HOLDER:

NUVASIVE, INC.

/s/ Sean Freeman
(Signature)

Address:
7675 Lusk Blvd.
San Diego, CA USA 92121
Email: sfreeman@nuvasive.com

SIGNATURE PAGE TO SUBORDINATED CONVERTIBLE NOTE (NUVASIVE)

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